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                                                                    EXHIBIT 10.2

                            THIRD AMENDMENT TO LEASE

        This Third Amendment to Lease ("THIRD AMENDMENT") is made as of August 14, 2001, with reference to that certain Net Lease Agreement dated January 4, 2001, as amended by that certain First Amendment to Lease dated February 1, 2001 and that certain Second Amendment to Lease and Acknowledgement dated June 18, 2001 (together, the "LEASE") by and between STANFORD RANCH I, LLC, a Delaware limited liability company, as "LANDLORD" therein, and WILLIAMS-SONOMA, INC., a California corporation, as "TENANT" therein, regarding those certain premises ("PREMISES") located at 3750 Atherton Road, Rocklin, California, as more particularly described in the Lease.

        NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the parties hereto hereby amend the Lease and agree as follows:

1. Premises. The Premises consist of approximately 14,057 Rentable Square Feet which is 34.28% ("TENANT'S PROPORTIONATE SHARE") of the rentable square feet of the Building.

2. Relationship to Lease. This Amendment supercedes any inconsistent provisions contained in the Lease. Except as amended hereby, the Lease is in full force and effect.

3. Counterparts. This Amendment may be executed in counterparts, which, when taken together shall be one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date set forth below.

LANDLORD:                                 TENANT:

STANFORD RANCH I, LLC,                    WILLIAMS-SONOMA, INC.,
a Delaware limited liability company      a California corporation


By: /s/ KENNETH A. GIANNOTTI                  By: /s/ RICHARD MYERS   8/14/2001
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Its: V.P.                                 Its: V.P.
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